Filed Pursuant to Rule 424(b)(3)

Registration No. 333-204822

Prospectus Supplement No. 1

(to Prospectus dated June 24, 2015)

5,200,000 SHARES

CURRENCYSHARES® JAPANESE YEN TRUST

This Prospectus Supplement No. 1 amends and supplements our prospectus dated June 24, 2015 (the “Prospectus”) and should be read in conjunction with, and must be delivered with, the Prospectus.

Under “Creation and Redemption of Shares,” the third sentence in the first paragraph on page 28 of the Prospectus is hereby deleted and replaced in its entirety with the following: “As of January 15, 2016, ABM AMRO Clearing Chicago LLC (f/k/a Fortis Clearing Americas LLC), BNP Paribas Prime Brokerage, Inc., BNP Paribas Securities Corp., Citadel Securities LLC, CitiGroup Global Markets, Inc., Credit Suisse Securities LLC, Deutsche Bank Securities Inc., EWT LLC, Goldman, Sachs & Co., Goldman Sachs Execution & Clearing, L.P., JPMorgan Securities, Inc., Knight Clearing Services, LLC, Merrill Lynch Professional Clearing Corp., Morgan Stanley & Co. Incorporated, Newedge USA, LLC, Nomura Securities International, Inc., RBC Capital Markets, LLC, SG Americas Securities, LLC, Timber Hill LLC and Virtu Financial BD LLC have each signed a Participant Agreement with the Trustee and the Sponsor and may create and redeem Baskets.”

The Prospectus shall remain unchanged in all other respects. Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Prospectus.

The date of this Prospectus Supplement is January 15, 2016